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                                                                   Exhibit 10.48
                                                                   -------------

                                REVOLVING NOTE

$8,500,000.00                                                   December 8, 2000


     For value received, the undersigned, RF Monolithics, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK MINNESOTA, N.A., a national banking association (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of $8,500,000.00 or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Revolving Note may be prepaid only in accordance with the Credit Agreement.

     This Revolving Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Revolving Note is the Revolving Note referred to in the Credit Agreement. This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Revolving Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of acceleration, notice of intent to accelerate, notice of dishonor and protest and all other notices of any kind are expressly waived.

                              RF MONOLITHICS, INC.

                              By /s/ David M. Kirk
                                 ------------------------------
                                 David M. Kirk, President